
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE DECEMBER 31, 1995 FORM 10-K OF PMC CAPITAL INC. AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         438,984
<SECURITIES>                                31,134,961
<RECEIVABLES>                              116,060,560<F1>
<ALLOWANCES>                                 (467,000)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                         451,525
<DEPRECIATION>                               (252,165)
<TOTAL-ASSETS>                             156,478,746<F2>
<CURRENT-LIABILITIES>                        9,790,657<F3>
<BONDS>                                     78,541,000
<COMMON>                                    58,537,822
<PREFERRED-MANDATORY>                        4,000,000<F4>
<PREFERRED>                                  3,000,000<F4>
<OTHER-SE>                                     550,352
<TOTAL-LIABILITY-AND-EQUITY>               156,478,746<F5>
<SALES>                                              0
<TOTAL-REVENUES>                            21,262,194<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,491,610
<LOSS-PROVISION>                               358,915
<INTEREST-EXPENSE>                           5,049,312
<INCOME-PRETAX>                             11,362,357
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                11,362,357
<EPS-PRIMARY>                                     1.03
<EPS-DILUTED>                                     1.03

<F1>Includes current and long term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not included above
(i)    Excess servicing asset         $4,990,924
(ii)   Restricted investments          1,784,868
(iii)  Real property owned                 4,505
(iv)   Due from affiliates             1,135,253
(v)    Deferred charges, deposit and
       other assets, net               1,168,919
(vi)   Investment in subsidiary           27,412
                                      ----------
                                      $9,111,881
                                      ==========
<F3>Includes the following:

(i)     Accrued interest payable       $ 1,434,475
(ii)    Borrower advances                2,260,314
(iii)   Dividends payable                3,595,637
(iv)    Accounts payable                 2,500,231
                                       -----------
                                       $ 9,790,657
                                       ===========
<F4>Preferred stock of subsidiary held by SBA. See footnotes to financial statements.
<F5>Includes the following items not included above

(i)     Deferred fee revenue          $  778,927
(ii)    Other liabilities              1,279,988
                                      ----------
                                      $2,058,915
                                      ==========
<F6>Reserves consist primarily of interest and other yield on investments.

